EXHIBIT 32.2(1)

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Shelly Schaffer, the chief financial officer of SupportSoft, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2008 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2008	/S/ SHELLY SCHAFFER
Shelly Schaffer
Chief Financial Officer and
Executive Vice President
of Finance and Administration

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to SupportSoft, Inc. and will be retained by SupportSoft, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

(1)

The material contained in this Exhibit 32.2 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent that the registrant specifically incorporates it by reference. In addition, the material contained in this Exhibit 32.1 shall not be deemed to constitute a part of the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2008.